                                                                   EXHIBIT 10.33

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                                      LEASE
                                (ENTIRE BUILDING)

                                     Between

                      James F. Matthews and Judith Matthews
                                    Landlord

                                       And

                                  PEMSTAR INC.
                                     Tenant

                              Address of Premises:

  Constitution Drive, The Miles Standish Industrial Park, Taunton, MA 02780



                           Dated as of April 30, 2001

================================================================================

                                   BASIC TERMS
                                   -----------

The information provided on this page is for convenience purposes only. In the event of any conflict or inconsistency between the terms set forth below and the terms of the attached Lease, the terms of the Lease shall be controlling.

DATE:                      April 30, 2001

PROPERTY DESCRIPTION:      All that certain parcel of land situated at Lot 58R,
                           Constitution Drive, in the Miles Standish Industrial
                           Park in Taunton, Bristol County, Massachusetts, all more particularly described as Lot 58R on a plan entitled "Plan of Land in Taunton, Mass owned by Taunton Development Corp.", dated March 27, 1997, by
                           Tibbetts Engineering Corp., recorded with the Bristol
                           North District Registry of Deeds in Plan Book 361,
                           Page 55, together with the improvements thereon, including a building consisting of approximately
                           83,800 square feet of manufacturing, distribution, warehouse and office space.

USE: Offices and manufacturing, assembly, storage and distribution of electronics products and any other lawful business purpose

LANDLORD'S NAME AND
ADDRESS:                   James F. Matthews and Judith Matthews
                           c/o The Matco Electronics Group
                           320 N. Jensen Road
                           Vestal, New York 13850
                           Telephone No.:  (607) 729-6720
                           Telecopy No.:  (607) 729-8981

TENANT'S NAME AND ADDRESS: PEMSTAR INC.
                           3535 Technology Drive NW
                           Rochester, Minnesota 55901
                           Telephone No.: (507) 288-6720
                           Telecopy No.: (507) 280-0838

INITIAL TERM:              Five years, April 30, 2001, through April 30, 2006

OPTIONS TO EXTEND:         One five (5) year option.

INITIAL TERM MONTHLY
BASE RENT:                 $41,000.00

                                      INDEX
                                      -----

Article    Title of Article                                              Page
-------    ----------------                                              ----

   1       Definitions.................................................    1
   2       Premises, Condition.........................................    4
   3       Lease Term..................................................    5
   4       Rent........................................................    5
   5       Impositions, Assessments....................................    6
   6       Use.........................................................    7
   7       Surrender...................................................    8
   8       Insurance...................................................    9
   9       Indemnification.............................................   10
  10       Operation, Repairs and Maintenance; Alterations.............   11
  11       Discharge of Liens..........................................   14
  12       Compliance with Laws........................................   15
  13       Damage or Destruction.......................................   15
  14       Condemnation................................................   16
  15       Assignment..................................................   18
  16       Default.....................................................   19
  17       Tenant Equipage.............................................   21
  18       Subordination...............................................   21
  19       Entry by Landlord; Performance of Covenants.................   22
  20       Certificates................................................   22
  21       Notices.....................................................   23
  22       Miscellaneous...............................................   24

                                      LEASE
                                      -----
                                (ENTIRE BUILDING)


         THIS LEASE ("Lease") is made as of April 30, 2001, by and between James
F. Matthews and Judith Matthews having an address at 320 North Jensen Road, Vestal, NY 13850 ("Landlord"), and PEMSTAR INC., a Minnesota corporation having an office at 3535 Technology Drive NW, Rochester, Minnesota 55901 ("Tenant").

                                    ARTICLE 1
                                   Definitions

         1.1 Certain Definitions. Landlord and Tenant agree that the following capitalized terms when used herein shall, unless the context otherwise requires, have the following meanings:

         "Accessibility Regulation" shall mean a Law relating to accessibility of facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans With Disabilities Act of 1991, as amended.

         "Additional Rent" shall mean all sums payable by Tenant pursuant to this Lease, except Base Rent.

         "Base Rent" shall mean the sums payable to Landlord pursuant to Section
4.1.1 hereof.

         "Building" shall mean the warehouse/manufacturing building located on the Land, together with all Building Elements thereof, but excluding any Tenant Equipage.

         "Building Elements" shall mean the structural elements of the Building, together with those portions of the building systems therein which provide electrical, gas, water and sewer services to the Building for general warehouse and office uses (as opposed to such systems which are specific to the particular uses of Tenant). Building Elements expressly exclude all Tenant Improvements and Tenant Equipage. In illustration of the foregoing, the general electrical and plumbing systems providing electrical service to a main breaker box and making water and sewer service available to common lavatories and washbasins are Building Elements, distribution wiring to work areas and plumbing and sewer work to operational areas of the Premises are Tenant Improvements and any specialized wiring and plumbing unique to a particular activity being conducted by Tenant in the Premises are Tenant Equipage.

         "Commencement Date" shall mean the day the Lease Term begins as identified in Section 3.1 hereof.

         "Consumer Price Index" means the All Items portion of the "Consumer Price Index for All Urban Consumers", U.S. City Average published by the Bureau of Labor Statistics of the United States Department of Labor. If the base year selected by the United States Department of Labor for calculation of such index shall be changed, then the resultant index derived from such change shall be readjusted to reflect the base initially established. In the event said index shall be discontinued, Landlord shall select another index published by a department or agency of the United States Government to be substituted for the prior index, with any appropriate adjustment required because of differences in the prior index and the substituted index. This procedure shall continue until such time as no such index is so published, at which time Landlord shall reasonably substitute an index prepared by an appropriate corporation or other entity.

         "Environmental Regulation" shall mean a Law relating to the environment and/or the impact thereof on human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the Resource Conservation and Recovery Act 42 U.S.C. 6901 et seq., and the regulations promulgated thereunder.

         "Event of Default" shall mean any of the events or circumstances described in Section 16.1 hereof.

         "Expiration Date" shall mean the day the initial Lease Term expires as identified in Section 3.1 hereof (or, if Tenant exercises its early termination option pursuant to Section 3.3 hereof, the Expiration Date set forth in the notice given pursuant to such Section).

         "Full Insurable Value" shall mean the replacement cost of the Building, without allowance for depreciation, but excluding footings, foundations and other portions of improvements which are not insurable. A determination of Full Insurable Value shall be made at least once every three (3) years at Tenant's expense by a firm of qualified property insurance appraisers satisfactory to Landlord and to property insurance companies generally.

         "Hazardous Substance" means any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly including urea-formaldehyde, polychlorinated biphenyls, dioxin, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner or operator of the Premises to any damages, penalties or liabilities under any applicable Environmental Regulation.

         "Impositions" shall mean all real estate taxes, water, sewer, heat, electricity, gas and all other utility rates and other similar governmental charges, which are assessed, levied, confirmed, imposed or shall become payable upon or with respect to the Premises during the term hereof. There shall also be included with such term any taxes which may hereafter be imposed upon or payable with respect to the Rent payable by Tenant hereunder, excluding income and franchise taxes imposed with respect to all income of Landlord.

         "Land" shall mean the parcel of land described in Part I of Exhibit A attached hereto, together with all appurtenances thereto and easements benefiting such parcel.

         "Law" shall mean any federal, state or local law, statute, code, ordinance, rule or regulation applicable to the Premises or the use or operation thereof.

         "Lease Term" shall mean the term of this Lease as identified in Article 3 hereof, including any extensions of the initial term made in accordance with the provisions thereof.

         "Permitted Encumbrances" shall mean those matters listed in Part II of Exhibit A attached hereto.

         "Premises" shall mean the Land and Building and all other improvements now, or at any time hereafter, erected or situated on the Land.

         "Rent" shall mean all Base Rent, Additional Rent and other sums payable to Landlord or on behalf of Landlord under this Lease, whether or not specifically denominated as rent.

         "Tenant Equipage" shall mean all Tenant Equipment, temporary dividers and partitions, and special use building and utility systems, from time to time located on the Premises. In illustration, and not in limitation of the foregoing, Tenant Equipage shall include all project-specific equipment and support systems now existing or installed from time to time to meet the requirements of a specific manufacturing project or process as opposed to being of general utility in the Premises. Tenant Equipage includes, without limitation, such items as compressed air systems, demineralized water systems and nitrogen systems.

         "Tenant Equipment" shall mean Tenant's personal property and items of manufacturing equipment other than building or utility systems. Tenant Equipment does not include building or support systems such as compressed air systems, demineralized water systems and nitrogen systems.

         "Tenant Improvements" shall mean the internal non-load bearing walls, internal general-purpose building and utility systems, such items as general use heating and air conditioning units and systems as well as all internal walls and offices.

                                    ARTICLE 2
                               Premises, Condition

         2.1 Leasing. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the Permitted Encumbrances and upon all of the terms, covenants and conditions set forth herein.

         2.2 Warranties of Condition. Landlord warrants that the Premises are in good and safe condition, structurally sound and that all heating, ventilating and cooling systems, plumbing systems, electrical systems and other building systems are and will be in good working condition, and in compliance with Accessibility Regulations and all other applicable Laws. Without limitation of the foregoing, Tenant may submit to Landlord at any time prior to the date ninety (90) days after taking possession of the Premises a punchlist of defective items in the Premises. Landlord agrees to correct all such defective items, at Landlord's sole expense, as soon as reasonably possible, but in no event more than thirty (30) days after receipt of notice from Tenant. Notwithstanding the foregoing, Landlord will, at Landlord's sole expense, correct any latent defect promptly after Tenant notifies Landlord of any latent defect. Tenant will not be deemed to waive any rights Tenant may have against Landlord under Landlord's warranties, as provided below, by taking possession of the Premises. Landlord agrees to provide Tenant with copies of all warranties and maintenance information from manufacturers with respect to the components of the Premises.

         2.3 Environmental. Without limitation of the foregoing, Landlord has supplied to Tenant a true and complete copy of a Preliminary Site Assessment dated September 16, 1994 by Tibbetts Engineering Corp. (TEC Job No. 10052.010); a Report on Oil and Hazardous Material Site Evaluation, Proposed Building for U.S. Assemblies Company, Constitution Drive, Taunton, Massachusetts by Haley & Aldrich, Inc. dated May 1997 (File No. 11651-042) and a letter dated March 29th, 2001 from Richard L. Shafer, Executive Director of the Taunton Development Corporation (the "Reports"). Landlord represents and warrants to Tenant that Landlord does not have and does not know of any other environmental reports, studies or tests which have been prepared or conducted with respect to the Premises, which provide additional information or contradict the findings set forth in the Reports and the tests identified therein. Landlord represents and warrants that, except as provided in the Reports, to the best of Landlord's knowledge: (i) the Premises are in compliance with all Environmental Regulations and (ii) no Hazardous Substances have been stored, used or otherwise located on, in or under the Premises. Landlord agrees to indemnify, defend and hold Tenant harmless against any and all Environmental Damages incurred or to be incurred as a result Existing Contamination or Landlord Contamination or failure to comply with any Environmental Regulations, including reasonable attorneys' fees. "Existing Contamination" means Contamination, if any, which exists on, in, below, or is migrating on, under or in the direction of the Premises, whether known or unknown on the date Tenant takes possession of the Premises. "Landlord Contamination" means contamination at the Premises caused by or arising out of any act, omission, neglect or fault of Landlord or its agents, employees, contractors or invitees. "Contamination" means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media from, upon, within, below, into or on the Premises. "Environmental Damages" means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Regulations, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursement of attorneys, consultants, contractors, experts and laboratories; (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Regulation and other costs reasonably necessary to restore full economic use of the Premises; and (iv) third-party claims relating to the immediately preceding subsections (i) - (iii). Landlord will perform any remediation required by any governmental authority in such a manner as to have as little impact on Tenant's business being conducted at the Premises as reasonably possible. If Existing Contamination or Landlord Contamination actually prevents Tenant, or is reasonably expected to prevent Tenant, or its employees or customers, from occupying any material part of the Premises in a manner that materially adversely affects Tenant's business being conducted at the Premises for any period of 60 or more continuous calendar days, Tenant will have the right to terminate the Lease by giving written notice to Landlord. Landlord's obligations and liabilities under this Section will survive the expiration or termination of this Lease.


                                    ARTICLE 3
                                   Lease Term

         3.1 Initial Term. The Premises are leased to Tenant, for a term (the "Initial Term") of five (5) years, commencing on April 30, 2001, and ending on April 30, 2006, unless sooner terminated or further extended, as hereinafter provided.

         3.2 Option to Extend. Provided that no Event of Default shall exist hereunder at the time of exercise of such option, Tenant shall have the right and option to extend the Lease Term for one additional period of five years (the "Extension Period"), commencing on the day following the Expiration Date. Such option shall be exercised by Tenant giving written notice (an "Extension Notice") thereof to Landlord not later than one year prior to what would otherwise be the last day of the Lease Term, time being of the essence. If Tenant so exercises its option to extend the Lease Term, all of the terms, covenants, conditions and provisions of this Lease shall continue to be applicable during such additional period, except that the monthly Base Rent shall be adjusted as provided below.

                                    ARTICLE 4
                                      Rent

         4.1 Rent. Tenant agrees to pay to Landlord, without demand, at the address set forth hereinabove, or at such other place as Landlord may from time to time designate in writing, Rent for the Premises as follows:

                  4.1.1 Base Rent. A monthly Base Rent shall be due and payable in advance on the first day of each and every calendar month during the Lease Term, commencing May 1, 2001.

                  (a) Initial Term. For the Initial Term, the monthly Base Rent shall be $41,000.00 per month.

                  (b) Extension Period. In the event Tenant exercises its option to extend the Lease Term as provided in
                           Section 3.2 above, during the Extension Period, the monthly Base Rent shall be the lesser of (a) $47,983.00 or (b) $41,000 multiplied by the ratio of the Consumer Price Index for the month of March of 2006 to the Consumer Price Index for the month of March, 2001.

                  4.1.2 Additional Rent. Tenant shall pay as Additional Rent all other sums of money required to be paid pursuant to this Lease, which shall be paid at the time and in the amounts set forth elsewhere in this Lease.

                                    ARTICLE 5
                            Impositions, Assessments

         5.1 Tenant to Pay Impositions. Landlord shall pay all Impositions existing or pending or arising out of use of the Premises on or before the Commencement Date. Tenant shall pay, as Additional Rent, when due and before any fine or penalty is added thereto for the nonpayment thereof, all other Impositions which become due and payable during the years which are included in whole or in part in the Lease Term; provided, however, that if any such Imposition may be paid in installments, Tenant may pay each installment before any fine or penalty is added to any such installment for the nonpayment thereof. Impositions due and payable during the years when the Lease Term commences and terminates shall be prorated according to the number of days in such years included in the Lease Term. With respect to Impositions which are payable in installments which extend beyond the Lease Term, Tenant shall only be obligated to pay those installments which fall within the Lease Term. Tenant shall also reimburse Landlord for sales or rental taxes, if any, paid or payable by Landlord on rentals from the Premises.

         5.2 Payment of Assessments. Landlord shall pay all special assessments for local improvements and betterments levied or pending or which relate to improvements in place on the Commencement Date. Tenant covenants to pay when due and before any fine or penalty is added thereto for the nonpayment thereof, all other assessments for local improvements and betterments which become due and payable during the years which are included in whole or in part in the Lease Term; provided, however, that if any such assessment may be paid in installments, Tenant shall be required to pay only those installments which come due during the Lease Term. If any such assessments are proposed, and if Tenant so requests, Landlord agrees to cooperate with and assist Tenant in seeking to have such assessments made payable in installments, spread over the longest period then available under applicable law and/or governmental policies.

         5.3 Evidence; Contents. Tenant shall deliver to Landlord from time to time duplicate receipts or photostatic copies thereof showing payment of all Impositions within 10 days after Landlord's request therefor from time to time. Landlord shall, at its option, have the right at any time during the Lease Term to pay, without the necessity of inquiring into the validity or legality thereof, any delinquent Impositions and interest and penalties thereon, and the amount so paid, including reasonable expenses incurred in connection therewith, shall be so much Additional Rent due from the Tenant to Landlord at the next rental payment date after such payment; provided, however, that if Tenant shall in good faith proceed to contest any such Impositions or the validity thereof by proper legal proceedings which shall operate to prevent the collection thereof and the sale of the Premises or any part thereof to satisfy the same, Tenant shall not be required to pay, discharge or remove any Impositions so long as such proceeding is pending and Tenant is diligently prosecuting such proceeding; provided further that Tenant, not less than 10 days before any such Impositions shall become delinquent, shall give notice to Landlord of Tenant's intention to contest the validity thereof and shall deposit with Landlord an amount sufficient to pay the contested Impositions, plus penalty and interest through the period of contest.

         5.4 Utilities. Landlord represents and warrants that water, sewer, gas, heat, electricity, light and power are available to the Premises in amounts adequate for the business conducted on the Premises prior to the Commencement Date and will continue to be so available. Tenant acknowledges that Landlord shall not be required to furnish to Tenant any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever. Tenant shall make its own arrangements, at its own cost and expense, for the furnishing to the Premises of all utilities, facilities or services required for Tenant's use, and Tenant shall pay for all such utilities, facilities or services to the Premises.

                                    ARTICLE 6
                                       Use

         6.1 Use. The Premises may be used and occupied by Tenant for offices and manufacturing, assembly, storage and distribution of electrical, electromechanical and electronic products and components and any other lawful business purposes which do not cause loss of any tax exemption on the Landlord's Massachusetts Industrial Finance Agency ("MIFA") Industrial Development Revenue Bonds (James F. and Judith Matthews Issue - Series 1997) (the "Bonds") and which are permitted under the terms of the Bond Documents or are consented to by MIFA. If Tenant shall use the Premises in violation of this Section 6.1, Landlord may give Tenant written notice demanding that Tenant terminate such improper use within 30 days thereafter. A failure to timely cease such violation shall be deemed a default in the performance of a provision of this Lease, within the meaning of Section 16.1.2 hereof.

         6.2 Compliance with Environmental Regulations. Except for substances and in quantities which are normally used in the operation of Tenant's business or for the maintenance or operation of the Premises, and which are used, stored and disposed of in accordance with all applicable Environmental Regulations, Tenant shall not, nor shall it authorize others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Premises. Tenant shall cause all Hazardous Substances placed in or under the Premises by or with authority of Tenant and which are not permitted under the foregoing sentence and which are the result of Tenant's violation of the foregoing sentence, and which exist in quantities which violate applicable Environmental Regulations to be properly removed therefrom and properly disposed of at Tenant's expense. Tenant shall not install or permit to be installed any underground storage tank on or under the Land. Tenant shall, promptly after obtaining actual knowledge thereof, give notice to Landlord of (i) any activity in material violation of any applicable Environmental Regulation relating to the Premises, (ii) any governmental or regulatory actions instituted or threatened under any Environmental Regulation affecting the Premises, (iii) all claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Substance or a violation of any Environmental Regulation, and (iv) any discovery by Tenant of any occurrence or condition on or under the Premises which could subject Landlord, Tenant or the Premises to a claim under any Environmental Regulation. Any investigation, remedial or corrective action taken with respect to the Premises shall be done under the supervision of a qualified engineer or consultant acceptable to Landlord who shall, at the completion of such investigation or action, provide a written report thereon to Landlord. If such investigation, remedial or corrective action is required as a result of Tenant's violation of its obligations under this Section 6.2, the same shall be performed at Tenant's expense.


                                    ARTICLE 7
                                    Surrender

         7.1 Time; Condition. Upon termination of this Lease, whether by reason of lapse of time, forfeiture or otherwise, Tenant shall immediately surrender possession of the Premises to Landlord in good order, condition and repair, ordinary wear and tear and loss by insured casualty excepted, and shall remove all Tenant Equipment (unless Landlord and Tenant otherwise agree in writing). All Tenant Equipage (other than the Tenant Equipment) not removed from the Premises by Tenant shall become the property of Landlord without any obligation on the part of Landlord to compensate Tenant therefor. If possession be not immediately surrendered, Landlord may forthwith re-enter the Premises and repossess the same or any part thereof and expel and remove therefrom all persons and property without being deemed guilty of any unlawful act or liable for damages by reason of such re-entry and without prejudice to any other legal remedy available to Landlord.

         7.2 Removal of Tenant Equipage. Notwithstanding the preceding Section hereof, Tenant or Tenant's lender(s) may remove any or all of the Tenant Equipage (including any or all Tenant

Equipment), provided that such removal shall be made prior to the end of the Lease Term. Tenant or such lender shall repair any damage resulting from such removal at Tenant's sole expense.

                                    ARTICLE 8
                                    Insurance

         8.1 Tenant Insurance. Tenant, at its sole cost and expense, shall maintain in effect at all times during the Lease Term, a Commercial General Liability Insurance policy, which policy shall include coverage for bodily injury, property damage, personal injury, contractual liability (applicable to this Lease), independent contractors and products-completed operations liability. Such policy shall provide coverage of at least $1,000,000 for each occurrence and annual aggregate coverage of at least $2,000,000.

         8.2 Landlord Insurance. Landlord shall purchase and maintain insurance on the Building against loss by fire and other hazards as reasonably required by Landlord's Mortgagee under the Bonds, and in any event with coverage not less than that covered by a so-called "all-risk" form of policy, including contingent liability from operation of building laws coverage, in an amount not less than the Full Insurable Value. Such policy shall have an "agreed amount" endorsement or otherwise exclude co-insurance participation by the insured, and may include a deductible in an amount not greater than $10,000.00. Tenant shall reimburse Landlord for the cost of such insurance by remitting payment to Landlord within 30 days after receipt of evidence that Landlord has paid the same.

         8.3 Insured Parties; Other Provisions. All property insurance policies shall name Tenant as an additional named insured. All liability insurance policies shall name Landlord, Landlord's mortgagee and Tenant as named insureds. In the event that the holder of such a mortgage is named as an insured under any of the foregoing property insurance policies, the proceeds under such policies shall be made payable to such mortgagee or mortgagees pursuant to standard mortgagee clauses. Each of the foregoing policies shall, to the extent reasonably available, contain the agreement of the insurer that:

                  8.3.1 Such policies shall not be canceled except upon 30 days' prior notice to each named insured;

                  8.3.2 The insurer waives all rights of subrogation against all named insureds; and

                  8.3.3 The insurance provided thereunder shall not be affected by any defense the insurer may have against Landlord, Tenant or any other person.

         8.4 Companies; Renewals; Failure to Provide. All policies required by this Article shall be carried in such companies and upon forms reasonably acceptable to Landlord and Tenant. Certificates of all policies required to be furnished by a party hereunder shall be deposited with the other party hereto prior to the commencement of the Lease Term, and renewals thereof, and evidence of the payment of premium to continue coverage in force shall all be deposited with such other party not less than 30 days prior to the date on which such insurance would otherwise expire. At Landlord's option, exercised in writing, in the event Tenant shall fail to provide a policy Tenant is required to carry, Landlord may obtain such insurance and the entire cost thereof shall be due and payable as Additional Rent upon billing by Landlord. At Tenant's option, exercised in writing, in the event Landlord shall fail to provide a policy Landlord is required to carry, Tenant may obtain such insurance and shall not be required to reimburse Landlord for any insurance costs for the period during which the insurance so obtained by Tenant is in effect.

                                    ARTICLE 9
                                 Indemnification

         9.1 Tenant Indemnity. Tenant shall indemnify and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' and other consultants' fees, which may be imposed upon, incurred by or asserted against Landlord by reason of any accident, injury, death or damage to property occurring in, on or about the Premises during the Lease Term, unless and except to the extent arising out of the negligence or misconduct of Landlord or its agents or employees or out of the condition of the Premises at the time Landlord delivers possession thereof to Tenant. In case any action or proceeding is brought against Landlord by reason of such indemnified liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, Tenant, upon written notice from Landlord, shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing.

         9.2 Landlord Indemnity. Landlord shall indemnify and hold Tenant harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' and other consultants' fees, which may be imposed upon, incurred by or asserted against Tenant by reason of any accident, injury, death or damage to property occurring in, on or about the Premises during the Lease Term, to the extent arising out of the negligence or misconduct of Landlord or its agents or employees or out of the condition of the Premises at the time Landlord delivers possession thereof to Tenant. In case any action or proceeding is brought against Tenant by reason of such indemnified liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, Landlord, upon written notice from Tenant, shall at Landlord's expense resist or defend such action or proceeding by counsel approved by Tenant in writing.

                                   ARTICLE 10
                 Operation, Repairs and Maintenance; Alterations

         10.1 Landlord Repairs and Maintenance. Prior to delivering possession of the Premises to Tenant, Landlord, at its sole expense, will cause the Premises to comply with all Accessibility Regulations and all other Laws. Landlord, at its sole expense, will be responsible for any noncompliance of the Premises with the Laws existing at the Commencement Date. Throughout the Lease Term, Landlord shall, at Landlord's sole cost and expense, keep the roof and all structural elements of the Premises, the exterior supporting walls and the foundations of the Premises in good, watertight condition and repair and shall make all repairs or replacements to the Premises, where such repairs or replacements are necessary due to design, construction or latent defects, or are subject to construction or material warranties. Landlord will do or cause others to do all necessary shoring of foundations and walls of the Building and every other act or thing for the safety and preservation thereof which may become necessary by reason of any excavation or other building operation upon any adjoining property or street, alley or passageway.

         10.2 Tenant Operation, Repairs and Maintenance. Throughout the Lease Term (and except for the matters which Landlord is required to repair and maintain pursuant to Section 10.1 above), Tenant shall, at Tenant's sole cost and expense, take good care of the Premises, including the roof and spouting, all passageways, sidewalks, curbs and vaults adjoining the Premises, and shall put and keep the same in good order, condition and repair, and shall make all non-structural repairs thereto, all as may be necessary to keep the Premises and the fixtures, appurtenances, and installations therein contained in good order and condition and in compliance with all Laws. When used in this Lease, the term "repairs" shall include all replacements, renewals, and alterations, when necessary and appropriate. All repairs made by Tenant shall be comparable in quality and class to the original work. Tenant shall keep the Building adequately heated during all months of the year when temperatures are below freezing to prevent damage to the Building by freezing or heaving and further shall make all repairs necessary to avoid any structural damage or injury to the Premises whether caused by freezing or heaving or any other reason. Tenant shall also keep and maintain all portions of the Premises, and all passageways, roadways, entrances, curbs and sidewalks adjoining the Premises, in a clean and orderly condition, reasonably free of accumulated dirt, rubbish, snow and ice, and any other unlawful obstructions; and Tenant shall not permit or suffer the overloading of any of the floors of the Building. Without limitation of the foregoing, Tenant shall not do, permit or suffer to be committed any waste or damage, disfigurement or injury to the Premises, or any part or portion thereof, except as expressly provided in this Article 10.

         10.3 Alterations. Landlord and Tenant acknowledge that Tenant's anticipated use of the Premises may require periodic remodeling and alterations of the Premises to accommodate the varying needs of Tenant and/or its customers. Landlord also has legitimate rights to approve certain changes to the Premises. To balance these interests, the parties agree as follows:

                  10.3.1 Work Not Requiring Consent. Tenant may at any time and from time to time do the following at Tenant's sole cost and expense and without obtaining the consent of Landlord

                  (a) make changes, alteration, additions, restorations or improvements in, to or of the Tenant Equipage.

                  (b) add or make changes to Tenant Improvements (herein collectively referred to as a "Tenant Improvement Alteration") or make non-structural alterations to Building Elements(herein collectively referred to as a "Minor Building Alteration") costing $50,000 (as such sum may be adjusted as set forth below) or less, in any 12 month period.

         The amount of Tenant Improvement Alterations and Minor Building Alterations which can be made without Landlord consent shall be increased from time to time in proportion to the increase, if any, in the Consumer Price Index between the date of this Lease and the date the work is being performed.

                  10.3.2 Work Requiring Consent. Tenant may not make any change, alteration, addition, restoration or improvement in, to or of the Building Elements other than Minor Building Alterations (herein collectively referred to as a "Major Building Alteration") without first, in each instance, obtaining the written consent of Landlord and compliance with the provisions of Section 10.3.3 below. Such consent shall not be unreasonably withheld unless (a) in the reasonable opinion of Landlord, the Major Building Alteration would materially impair the structural integrity of the Building, or any part thereof, or (b) Landlord's mortgagee's consent is required and is withheld; and shall not be withheld to the extent to which such a Building Alteration is in fact required to effect compliance with any Law. Before the commencement of any Major Building Alteration herein:

                  (a) Tenant shall, except in emergency, give 60 days' prior written notice thereof to Landlord;

                  (b) Tenant shall obtain Landlord's prior written approval of a licensed architect or a licensed professional engineer selected and paid for by Tenant who shall supervise any such Major Building Alteration; and

                  (c) Tenant shall obtain Landlord's prior written approval of plans and specifications prepared by said approved architect or engineer, which approval shall not be unreasonably withheld or delayed. No such Major Building Alterations shall be made except such as are in all material respects in accordance with said plans and specifications. The reasonable cost and expense, if any, of reviewing the plans and specifications for each such Major Building Alteration, whether by Landlord, or by the holders of any first mortgage, if for any reason billed by them or by any of them to Landlord, shall be paid by Tenant to Landlord, as Additional Rent, forthwith upon demand.

                  10.3.3 For purposes of this Section, Tenant Improvement Alterations, Minor Building Alterations and Major Building Alterations are collectively called "Alterations."

                  (a) No Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or department, or subdivision of any of them, having or asserting jurisdiction. Landlord shall join in the application for such permits or authorizations, if and to the extent required, but at Tenant's sole cost and expense.

                  (b) Any Alteration shall be made promptly and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws, and with all other Laws.

                  (c) The cost of any Alteration shall be paid when due so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises and free from any encumbrances, chattel mortgages, conditional bills of sale, or security interests.

                  (d) Whenever appropriate, the property insurance required to be maintained during the Lease Term shall be endorsed or supplemented to provide, at Tenant's sole cost and expense, during any period when Building Alterations are in progress, for builder's risk insurance. Workman's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and comprehensive general public liability insurance, providing full coverage with respect to any accident, injury or occurrence involving, relating to, or arising during or as a result of such Building Alteration, naming Landlord and Tenant as insureds, with limits of not less than those required for commercial general liability insurance hereunder, shall be maintained by Tenant (or Tenant's independent contractor) at Tenant's (or at such contractor's) sole cost and expense at all times when any work is in progress in connection with any such Building Alteration.

                  (e) No Alteration shall materially increase the height of the Building, or combine, tie-in or connect the Building and/or any other portion of the Premises, or any structure or improvement thereon erected or situated, with any other building or improvement located on any adjoining property; and Tenant shall in no event include or attempt to include the Premises with other properties in a common zoning lot under any zoning ordinance or related statute which may now or hereafter be applicable to the Premises in such respect.

                                   ARTICLE 11
                               Discharge of Liens

          11.1 No Liens. If any lien for work performed or materials supplied after the Commencement Date is filed against the Premises or Landlord's or Tenant's interest therein, other than liens arising as a result of acts of Landlord, Tenant shall immediately notify Landlord and shall bond over such lien or cause same to be discharged of record within 30 days after notice of such filing. Tenant, at its sole expense, shall defend the Premises and Landlord against all suits for the enforcement of any such lien or any bond in lieu of such lien, and Tenant hereby indemnifies Landlord against any and all loss, cost, damage, expense or liability resulting from any such lien or suit. Should Tenant fail to so discharge any such lien, Landlord may do so by payment, bond or otherwise on 10 days' written notice to Tenant, and the amount paid or incurred therefor by Landlord shall be reimbursed to Landlord by Tenant as Additional Rent upon demand, with interest from the date of demand at the maximum rate of interest lawfully permitted to be collected (limited to the rate of 18% per annum).

         11.2 Right to Contest. Tenant shall have the right to contest any such mechanic's or other lien claim filed against the Premises or any part thereof if Tenant notifies Landlord in writing of its intention so to do, diligently prosecutes any such contest, at all times effectually stays or prevents any official or judicial sale of the Premises under execution or otherwise, and pays or otherwise satisfies any final judgment adjudicating or enforcing such contested mechanic's or other lien and thereafter promptly procures and records a satisfaction and release of same, provided Tenant has deposited with Landlord a sum sufficient to cover the lien so contested, plus interest, costs and attorneys' fees which will accrue during the period of such contest.

         11.3 No Consent. Nothing in this Lease shall be deemed to constitute the consent or request of Landlord to any contractor, subcontractor or material supplier for the performance of any labor or the furnishing of any materials for any specific improvement to the Premises. Notice is hereby given that Landlord has assumed no obligation and shall not be liable or responsible for or in connection with any labor or materials hereafter furnished to Tenant, or to any other party, whether on credit, or otherwise, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Premises, or Landlord's reversionary interest and estate therein. Landlord shall have the right to post and maintain on the Premises, notice of nonresponsibility under the laws of the State of Massachusetts.

                                   ARTICLE 12
                              Compliance with Laws

         12.1 Compliance. Throughout the Lease Term, Tenant shall at Tenant's sole cost and expense (except as provided below), promptly remove of record any and all violations noted or filed against the Premises, shall correct all conditions constituting violations, and shall promptly comply with all present and future Laws and directives of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, which may be applicable to the Premises and the sidewalks, alleyways, passageways, curbs and vaults adjoining the Premises, or to the use or manner of use of the Premises, or to the owners, tenants or occupants thereof, whether or not any such Law or directive shall necessitate structural changes or improvements, or interfere with the use and enjoyment of the Premises. To the extent that any such work shall be the result of conditions existing at the Commencement Date, or to the extent the existence of such condition constitutes a breach of any representation or warranty of Landlord hereunder, Landlord shall reimburse Tenant for all such costs upon demand. If Landlord fails to pay such sum within 30 days after demand, Tenant may, at its option and in addition to all other rights and remedies hereunder, offset such costs against Rent accrued or accruing hereunder.

         12.2 Insurance Requirements. Tenant shall likewise at Tenant's sole expense observe and comply with the requirements of all policies of public liability and property insurance, and all other policies of insurance at any time in force with respect to the Premises, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Article by any subtenant or occupant, take all required steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

                                   ARTICLE 13
                              Damage or Destruction

         13.1 Casualty. In the event that the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly give written notice thereof to Landlord, and Landlord shall promptly repair, restore, replace, or rebuild the same, as nearly as may be practicable, to its condition and character immediately prior to such damage or destruction. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, subject only to unavoidable delays. The net insurance proceeds on account of such damage or destruction to or of the Building Elements, and collected by Landlord and/or Tenant shall be held in trust and shall be made available to Landlord as the work progresses (subject to periodic delivery of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the repairs, restoration or replacement required under this Article 13, and pursuant to such controls and subject to such approvals as Tenant shall reasonably require. If such insurance money shall be insufficient to pay the entire cost of such work, Landlord agrees to pay the deficiency. At any time after the completion of such work, the balance of the insurance money not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear.

         13.2 Rental Abatement. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, all Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

         13.3 Option to Terminate. In the event (a) the Premises are damaged by fire, explosion or other casualty insured under the fire and extended coverage insurance policy required hereunder (an "Insured Casualty") to the extent that such damage materially adversely affects Tenant's ability to use the Premises for its business purposes and the Premises cannot be or is not repaired, replaced and restored by Landlord within 6 months from the date of the casualty,
(b) the Premises are damaged by a casualty or occurrence other than an Insured Casualty, and Landlord elects not to rebuild at its cost, (c) such damage occurs at any time within the last twelve (12) months of the Lease Term, or (d) the Premises or any portion thereof, is damaged by fire, explosion or other casualty and the Premises cannot be repaired, rebuilt or restored to substantially the same or similar condition, under any applicable law, code, ordinance or other governmental order or under any other agreement to which the Premises are subject (a "Prohibited Casualty"), then in such event, Tenant may terminate this Lease by giving Landlord written notice of termination. In any such event, all Rent payable hereunder shall be apportioned to the date of such damage or destruction and Landlord shall be entitled to receive and retain all insurance proceeds relating to the Building Elements payable by reason of such occurrence. Insurance proceeds relating to the Tenant Equipage payable by reason of such occurrence shall be paid to and be the property of Tenant. Tenant shall also have the right and option to terminate this Lease as of the date of such damage or destruction if the holder of any mortgage covering the Premises refuses to make the net insurance proceeds available for restoration and Landlord also refuses to provide such funds. Such option shall be exercised by Tenant giving written notice thereof to Landlord within 30 days after Landlord notifies Tenant that the funds will not be available.

         13.4 Release. Landlord releases Tenant from all claims, and all liability or responsibility to Landlord and to anyone claiming through or under Landlord, by way of subrogation or otherwise, for any loss or damage to the Building caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of Tenant or its agents or employees.

                                   ARTICLE 14
                                  Condemnation

         14.1 Total Taking. If the entire Premises shall be condemned or taken through or under the power of eminent domain, or if such a material portion of the Premises is so taken that in the reasonable opinion of Tenant the restoration of the remaining portions of the Premises for the uses thereof at the time of such partial taking is economically unfeasible, this Lease and the term hereof shall cease and terminate upon the date of the vesting of title in the condemning authority, and all Rent hereunder shall be apportioned to such date of termination, and any payments theretofore made in advance by Tenant shall be refunded ratably to Tenant. Landlord shall be entitled in such event to receive the entire award for the Land and Building Elements so taken or condemned which may be made in such condemnation proceeding, and Tenant shall not be entitled to receive any portion thereof. Tenant hereby assigns and transfers to Landlord any and all claims to such award and waives and relinquishes any right to make any claim for an award for the value of this Lease, or otherwise; provided, however, that Tenant shall be permitted to make separate claims for all Tenant Equipage, and for relocation expenses and allowances, to the extent available.


         14.2 Partial Taking. If less than such a material portion of the Premises shall be taken or condemned, as aforesaid, this Lease shall continue and shall remain in full force and effect; provided, however, that the Base Rent hereunder shall thereafter be reduced in an equitable manner in proportion to the reduction in value of the Premises for Tenant's use. The Base Rent shall be reduced to the product obtained when the Base Rent otherwise payable hereunder is multiplied by a fraction, the numerator of which shall be the total floor area of the Building (expressed in square feet) remaining following the condemnation and restoration, and the denominator of which shall be the total floor area thereof (expressed in square feet) upon the Commencement Date. Such reduction in Base Rent shall first become effective as of the first day of the month next succeeding the date of vesting of title in the condemning authority, and shall not in any event diminish, reduce or abate the Impositions, Additional Rent and other charges payable hereunder by Tenant. In the event of such a partial condemnation, Landlord shall promptly make, or cause to be made, all demolition, repairs, reconstruction, restoration, replacement or rebuilding and all other work necessary, as nearly as may be practicable, to restore the Building Elements to the utility and condition immediately prior to such taking (and including any new parking areas and/or demolition of the existing Building, to the extent the same may be reasonably necessary to accommodate Tenant's use of the Premises after the condemnation). The net proceeds of the award in respect of such partial taking or condemnation, after the payment of all fees and expenses incurred in connection with the collection of such award, shall be paid over to Landlord, and shall be held in trust and shall be made available to Landlord as work progresses (subject to periodic delivery of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the demolition, repairs, restoration or replacement required under this
Article 14, and pursuant to such controls and subject to such approvals as Landlord or Landlord's mortgagee shall reasonably require. If such proceeds shall be insufficient to pay the entire cost of such work, Tenant agrees to pay the deficiency. At any time after the completion of such work, the balance of the proceeds not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Condemnation or the work being performed by Landlord, all Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

         14.3 Temporary Taking. If the whole or any part of Tenant's estate or interest under this Lease shall be taken or condemned by any governmental agency or authority for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Tenant shall continue to pay, in the manner and at the times herein specified, the Base Rent, the Impositions and all other Additional Rent, and all other charges payable by Tenant hereunder, without any abatement or reduction thereof, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire award paid for or in connection with such a taking, whether by way of damages, as rent, or otherwise, so long as Tenant shall not be in default hereunder; provided, however, that if the award is paid in a lump sum, or shall be payable less frequently than in monthly installments, the award shall be paid to and held jointly by Landlord and Tenant, in Landlord's and Tenant's names, in an interest-bearing account with a commercial banking organization designated by Landlord and such award shall be applied as follows:

                  (a) If the award shall be made in a lump sum, it shall be divided by the number of months included in the period of such temporary use or occupancy and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly; and

                  (b) If the award or awards shall be paid less frequently than in monthly installments, each such installment shall be divided by the number of months to which it is attributable and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly;

provided, however, that if such period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, Landlord shall be entitled to receive and retain the amount of the award attributable to the period subsequent to the expiration of the Lease Term. Upon the termination of any such period of temporary use or occupancy, Tenant shall, at its sole cost and expense, restore the Premises, as nearly as may be practicable, to the condition thereof immediately prior to such taking.

                                   ARTICLE 15
                                   Assignment

         15.1 Assignment by Tenant. Except as otherwise provided in this Lease, Tenant shall not transfer, mortgage or pledge this lease or sublease the entire Premises without Lessor's prior written consent. Notwithstanding the foregoing, Tenant shall have the right, upon ten (10) days written notice to Landlord, but without Landlord's consent, to sublet the Premises or to assign this Lease to any parent, subsidiary or related entity of Tenant; any entity with which Tenant may merge or any entity acquiring all or substantially all of the assets or stock of Tenant or of that division or operating group of Tenant which occupies the Premises, provided that any such assignee shall assume all obligations of Tenant under this Lease and shall agree to comply with all provisions of this Lease, including the use restrictions of Section 6.1 hereof. Landlord may deem any levy or sale on execution of this lease or any assignment or sale of this lease in bankruptcy or assignment to a receiver to be an assignment within the meaning of this section. No assignment of this Lease or sublease of the Premises or any part thereof shall be deemed a release of Tenant, which shall continue to be jointly, severally, unconditionally and primarily liable for payment and performance of all obligations hereunder with any assignee.

         15.2 Assignment by Landlord. In the event that Landlord, or any successor owner of the Premises, or the lessee under any ground or underlying lease, or any holder of Landlord's interest in this Lease, or any fee owner of all or any portion of the Premises (or the owner of any interest or estate therein), shall convey or otherwise dispose of such title, interest or estate, or shall assign Landlord's interest in this Lease to any ground or underlying lessee, then all liabilities and obligations thereafter accruing or maturing on the part of Landlord or any such successor-owner of the Premises, or former holder of Landlord's interest under this Lease, or former fee owner of the Premises or any interest or estate therein, shall cease and terminate, and each successor-owner of the Premises or holder of Landlord's interests under this Lease, shall, without further agreement, be bound by Landlord's covenants and obligations, but only during the respective periods of the ownership by such parties; and Tenant shall continue to be bound by this Lease, and shall recognize the successor to Landlord's interests as the Landlord hereunder.

                                   ARTICLE 16
                                     Default

         16.1 Events of Default. There shall be an "Event of Default" hereunder and the Landlord may terminate this Lease upon 30 days' notice to Tenant:

                  16.1.1 If Tenant shall be in default in the payment of any Rent and such default is not cured within 30 days after written notice thereof given by Landlord; or

                  16.1.2 If Tenant shall be in default in the performance of any of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed (other than the covenants for the payment of Rent) and such default is not cured within 60 days after written notice thereof given by Landlord; or if such default shall be of such nature that it cannot be cured completely within said 60 day period, if Tenant shall not have promptly commenced curing such default within such period and shall not thereafter proceed with reasonable diligence and dispatch and in good faith to remedy such default; or

                  16.1.3 If Tenant shall be adjudicated a bankrupt, shall make a general assignment for the benefit of its creditors, or invoke the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy be appointed for Tenant's property and such appointment is not vacated within 90 days; or

         16.2 Termination. If Landlord shall give the applicable notice of termination provided in Section 16.1, then, upon the expiration of the applicable period, this Lease shall terminate and Tenant shall then quit and surrender the Premises to Landlord. If this Lease shall so terminate, it shall be lawful for Landlord, at its option, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings, or by any other lawful means, and to remove Tenant therefrom without being liable for any damages therefor.

         16.3 Remedies. Notwithstanding such termination as provided in Section 16.2, and such re-entry by Landlord, or in the event Landlord shall dispossess Tenant by summary proceedings, or otherwise, the obligations of Tenant shall survive and Tenant shall remain liable for all of its obligations hereunder for the balance of the Lease Term, and shall reimburse Landlord for all costs and expenses as Landlord may reasonably sustain or incur for attorneys' and accountants' fees and disbursements, brokerage fees, and/or putting the Premises in good order, and for preparing the same for re-rental; and Landlord may re-let the Premises, or any part or parts thereof, either in the name of Landlord, or as agent for Tenant, on such conditions and for such term or terms as Landlord may deem advisable, if Landlord so elects, which terms may at Landlord's option be less than or exceed the unexpired period which would otherwise have constituted the remainder of the Lease Term; and Tenant shall pay to the Landlord, as damages for the failure of Tenant to observe and perform this Lease, and Tenant's undertakings and obligations hereunder, any deficiency (herein called the "deficiency") between the Rent hereby reserved and/or covenanted to be paid, including all Impositions and other charges required to be paid by Tenant hereunder, and the net amounts, if any, of the rents collected on account of such re-lettings of the Premises for each month of the period which would otherwise have constituted the unexpired Lease Term, if this Lease had remained in effect. Landlord agrees to exercise good faith efforts to mitigate its damages hereunder. Tenant shall pay such deficiency to Landlord monthly, in advance, on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise or accrue. At any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth (computed using 10% per annum as the discount factor) of the excess of the Rent, Impositions and other charges reserved under this Lease from the date of such expiration or termination for what would have been the then unexpired Lease Term if the same had remained in effect, above the then fair market rental value of the Premises for the same period.

         16.4 No Release. The remedies of Landlord and Tenant provided in this Lease are cumulative and shall not exclude any other remedies to which either may be lawfully entitled.

The failure of either party to insist upon strict performance by the other of any term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition by the non-objecting party for the future. The acceptance by Landlord of the payment of fewer than three monthly installments of Rent after notice is received by Landlord of an Event of Default or state of affairs which, but for the giving of notice and/or passage or time would be an Event of Default shall not constitute a waiver of such Event of Default or state of affairs.

         16.5 Costs; Interest. In the event it is necessary to commence an action to enforce the terms hereof, the party prevailing in such action shall be entitled to its reasonable attorneys' fees and expenses, including those incurred at the appellate level. Tenant shall be liable to Landlord for interest on all sums not paid to Landlord when due hereunder from the date due until paid at the rate of 10% per annum, or such lesser rate as shall be the maximum permitted by law.

                                   ARTICLE 17
                                 Tenant Equipage

         17.1 Tenant Equipage. The Tenant Equipage shall be and be deemed the sole property of Tenant until and unless it becomes the property of Landlord pursuant to Article 7 above. Tenant shall have the right from time to time to pledge the Tenant Equipage and/or grant security interests in the Tenant Equipage to its lender(s) and Landlord agrees to execute such Lessors' Agreements, Landlord Waivers or other agreements as may be required by such lender(s) in connection with any lending secured thereby.

                                   ARTICLE 18
                                  Subordination

         18.1 Lease Subordinate. This Lease shall be and it hereby is made, and shall at all times be and remain, subject and subordinate to the lien of any duly recorded first mortgage, whether heretofore or hereafter made, affecting or encumbering the Premises, and to all extensions, renewals, modifications or replacements thereof; provided that provisions substantially as follows with respect to this subordination shall be contained in such mortgage (or in a separate instrument), and at all times duly observed by the holder thereof, namely that so long as this Lease has not been terminated by reason of any default by Tenant hereunder, and so long as Tenant is not in default in the payment of Rent or any Imposition or other charge payable by Tenant as in this Lease provided, Tenant shall not (unless required by law) be made a party to any action or proceeding to foreclose any such mortgage, or to any judgment of foreclosure and sale, and Tenant's use, possession, tenancy and occupancy hereunder shall remain undisturbed and shall survive any such action, proceeding, order or judgment and the proceeds of all insurance and/or condemnation affecting the Premises shall be applied as herein provided.

         18.2 Attornment. The subordination of this Lease and Tenant's rights hereunder, as provided in Section 18.1, shall be effective without the execution of any further or other

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instruments by Tenant, but Tenant shall, at Landlord's request, and without charge therefor to Landlord, execute and deliver any further document or instrument to evidence the subordination of this Lease to such mortgage as shall comply with the provisions of Section 18.1; and, to the extent requested by the holder of any such mortgage, Tenant shall execute and deliver such instruments and documents as shall confirm Tenant's undertaking and agreement hereunder to attorn under the terms and provisions of this Lease to such a mortgagee, or to the designee or nominee of such mortgagee, or to the purchaser of the mortgaged premises at a foreclosure sale, or at a sale of the premises pursuant to such power of sale as may be contained in such mortgage, and to recognize such mortgagee, its designee or nominee, or such purchaser, as the Landlord hereunder from and after the date of such a transfer of title, with the same force and effect as if the Premises had been sold or conveyed to such new landlord by the prior landlord hereunder.

                                   ARTICLE 19
                   Entry by Landlord; Performance of Covenants

         19.1 Entry. Tenant shall permit Landlord or its agents to enter the Premises during normal business hours (and at any time in cases of emergency)
(i) for the purpose of inspection thereof, (ii) for showing the Premises to persons wishing to purchase the same, or in connection with mortgage or other financing, and (iii) at any time within 12 months prior to the expiration of the Lease Term, for exhibition to persons wishing to rent the same.

         19.2 Cure of Covenants. If Tenant shall be in default hereunder, Landlord may, with or without declaring an "Event of Default", upon 10 days' prior notice to Tenant, or without notice in case of an emergency, cure such default on behalf of Tenant (unless Tenant shall itself, within such period, commence and thereafter diligently proceed to cure such default), and for the purpose thereof may enter upon the Premises, and upon demand Tenant shall reimburse Landlord for any reasonable and necessary expenses incurred to effect such cure, together with interest thereon at the maximum rate which may be legally collected by Landlord (not to exceed 18% per annum).

                                   ARTICLE 20
                                  Certificates

         20.1 Estoppel Certificates. Tenant agrees, at any time, and from time to time, upon not less than 10 days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, or to any existing or prospective ground or underlying lessee or mortgagee, or to any prospective purchaser, of the Premises, a statement or certificate in writing setting forth the Rent, Impositions and other charges then payable, and specifying each element thereof, and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and setting forth the modifications), and the dates to which the Rent, Impositions, and other charges payable hereunder have been paid, and stating (to the extent known to Tenant) whether or not the Landlord is in default in keeping, observing or performing any of the terms contained in this Lease and, if in default, specifying each such default. It is intended that any such statement or certificate delivered pursuant hereto may be relied upon by Landlord, by any prospective purchaser of the Premises, or by any existing or prospective ground or underlying lessee, mortgagee, or lender.

                                   ARTICLE 21
                                     Notices

         21.1 Notices. All notices, demands, consents, or requests under this Lease must be in writing and shall be sent postage prepaid by United States registered or certified mail addressed, or telecopied and followed within one day by registered or certified mail, if the party for whom intended is the Landlord, to Landlord at the following addresses and telecopy numbers:

                      James F. Matthews and Judith Matthews
                      320 North Jensen Road
                      Vestal, NY  13850
                      Telecopy No.: (607) 729-8981

with copy to          Deily, Dautel & Mooney, LLP
                      8 Thurlow Terrace
                      Albany, NY  12203
                      Telecopy No.:  (518) 436-8273

and if such party is the Tenant, to Tenant at the following addresses and telecopy numbers:

                      PEMSTAR INC.
                      3535 Technology Drive NW
                      Rochester, Minnesota 55901
                      Telecopy No.: (507) 280-0838

with copy to:         Dorsey & Whitney LLP
                      Suite 340, 201 First Avenue SW
                      Rochester, MN  55902
                      Telecopy No.: (507) 288-6190

Notices, demands, consents or requests served or given as aforesaid shall be deemed sufficiently served or given for all purposes hereunder on the day on which such telecopying or mailing shall occur; provided, however, that in lieu of such notice by United States registered or certified mail, the party giving the notice may do so by personal delivery to the addresses above specified. Either party shall have the right to change the address or telecopy number to which notices shall thereafter be sent to it by giving notice to the other party as aforesaid, but not more than two addresses shall be in effect at any given time for Landlord and Tenant hereunder.

                                   ARTICLE 22
                                  Miscellaneous

         22.1 Quiet Possession. Landlord covenants that Tenant shall peaceably and quietly enjoy the Premises for as long as Tenant performs and observes its obligations hereunder.

         22.2 Holding Over by Tenant. In the event of holding over by Tenant after expiration or termination of the Lease Term, without the consent of Landlord, Tenant shall pay as monthly Base Rent 125% of the Base Rent applicable to the last month of the Lease Term for the entire holdover period. In the event that, and so long as, Landlord and Tenant are negotiating in good faith for the renewal or extension of this Lease and Tenant holds over with Landlord's consent such tenancy shall be on the same terms as provided for in this Lease other than this Section 22 and shall continue on such terms as a tenancy from month to month until sixty (60) days after notice by Landlord to Tenant of Landlord's intention to terminate the tenancy. During any such consensual holdover period, the rent shall be the same rent as was or would be applicable for the Extension Period.

         22.3 Binding Effect. The terms, covenants, conditions and agreements herein contained shall run with the Premises and shall bind and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         22.4 Captions. The captions of this Lease are for convenience and ease of reference only, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease, and shall be disregarded in the interpretation hereof.

         22.5 Severable. If any provisions of this Lease shall be declared invalid or unenforceable, the remainder hereof shall remain unaffected thereby and shall continue in full force and effect.

         22.6 Interpretation. It is acknowledged that in preparation of this Lease, indistinguishable contributions have been made by representatives of both Landlord and Tenant, and that Landlord and Tenant each waives any and all rights, either at law or in equity, to have this Lease, or any term or provision herein contained, construed in favor of either party over the other by reason of who drafted the same.

         22.7 Entire Agreement. This Lease contains the entire and only agreement between the parties hereto with respect to the Premises; and no oral statements, agreements or representations not embodied in this Lease shall have any force or effect. This Lease shall not be modified or amended in any manner except in writing, by instrument executed by both parties.

         22.8 Interpretation of Terms. All personal pronouns used in this agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

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

         22.9 No Partnership. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties being that of landlord and tenant. The laws of the State of Massachusetts shall govern the validity, performance and enforcement of this Lease.

         22.10 Brokers. Each party hereby indemnifies the other and agrees to hold the other harmless from and against the claim of any other realtor, broker or agent with whom such party may have dealt with regard to such sale, this Lease or the Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Lease as of the date and year first above written.

LANDLORD:

                                         ----------------------------
                                         James F. Matthews

                                         ----------------------------
                                         Judith Matthews




TENANT:                                  PEMSTAR INC.

                                         By
                                            -------------------------
                                         Its
                                            -------------------------

                                    EXHIBIT A


                                     Part I:

                          Legal description of the Land

That certain premises consisting of a certain parcel of land located on the westerly side of Constitution Drive in The Miles Standish Industrial Park shown as lot 58R containing 7.02 acres as shown on a Plan entitled "Plan of Land in Taunton, Massachusetts Owned by the Taunton Development Corporation Scale 1" = 100', dated March 27, 1997, Tibbetts Engineering Corporation, which plan is recorded in the Bristol County Northern District Registry of Deeds at Plan Book 361, Page 55.

                                     Part II

                             Permitted Encumbrances

Liens as to which an attornment agreement acceptable to Tenant has been executed and easements which do not adversely affect the use and operation of the Premises for the purposes contemplated by this Lease.